Exhibit 3.26

State of Delaware Secretary of State Division of Corporations Delivered 1:00 PM 11/13/2017 FILED 1:00 PM 11/13/2017 SR 2017 7051284 - File Number 6602535

CERTIFICATE OF INCORPORATION
OF
CLOUD PLATFORM, INC.
ARTICLE 1
The name of the corporation is Cloud Platform, Inc.
ARTICLE 2
The address of the corporation’s registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, County of New Castle 19808. The name of its registered agent at such address is Corporation Service Company.
ARTICLE 3
The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.
ARTICLE 4
The total number of shares of stock which the Corporation has authority to issue is 100 shares of Common Stock, with a par value of $.01 per share.
ARTICLE 5
The name and mailing address of the incorporator are as follows:

NAME	MAILING ADDRESS
Teresa Foley	c/o Choate, Hall & Stewart LLP Two International Place Boston, MA 02110

ARTICLE 6
The corporation is to have perpetual existence.

ARTICLE 7
In furtherance and not in limitation of the powers conferred by statute, the board of directors of the corporation is expressly authorized to make, alter or repeal the by-laws of the corporation.
ARTICLE 8
Meetings of the stockholders may be held within or without the State of Delaware, as the by-laws of the corporation may provide. The books of the corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation. Election of directors need not be by written ballot unless the by-laws of the corporation so provide.
ARTICLE 9
To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.
ARTICLE 10
The corporation expressly elects not to be governed by Section 203 of the General Corporation Law of the State of Delaware.
ARTICLE 11
The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.
I, THE UNDERSIGNED, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts stated herein are true, and accordingly have hereunto set my hand on the 10th day of November, 2017.

/s/ Teresa Foley
Teresa Foley, Sole Incorporator

CERTIFICATE OF AMENDMENT TO
THE
CERTIFICATE OF INCORPORATION
OF
CLOUD PLATFORM, INC.
(Pursuant to Sections 141 and 242 of the
General Corporation Law of the State of Delaware)
Cloud Platform, Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “General Corporation Law”),
DOES HEREBY CERTIFY THAT:
1.The name of this Corporation is Cloud Platform, Inc., and this Corporation was originally incorporated pursuant to the General Corporation Law on November 13, 2017.
2.ARTICLE I of the Certificate of Incorporation of the Corporation is hereby amended by deleting it in its entirety and replacing it with the following:
“The name of the corporation is Mission Cloud Services, Inc. (the “Corporation”).”
3.The foregoing Amendment to the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware.
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State of Delaware Secretary of State Division of Corporations Delivered 05:49 PM 08/07/2018 FILED 05:49 PM 08/07/2018 SR 20186060113 - File Number 6602535

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment on this 7th day of August, 2018.

CLOUD PLATFORM, INC.
By:	/s/ Simon Anderson
Name:	Simon Anderson
Title:	Chief Executive Officer

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC CORPORATION AND
FOREIGN LIMITED LIABILITY COMPANY
Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:
FIRST: The name of the surviving corporation is Mission Cloud Services, Inc., a Delaware Corporation, and the name of the limited liability company being merged into this surviving corporation is G2 Technology Group LLC a (list jurisdiction) Massachusetts limited liability company.
SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving corporation and the merging limited liability company.
THIRD: The name of the surviving corporation is Mission Cloud Services, Inc..
FOURTH: The merger is to become effective on December 31,2022 at 11:59PM.
FIFTH: The Agreement of Merger is on file at 4470 West Sunset Blvd PMB 94146, Suite 107, Los Angeles, CA 90027, the place of business of the surviving corporation.
SIXTH: A copy of the Agreement of Merger will be furnished by the corporation on request, without cost, to any stockholder of any constituent corporation or member of any constituent limited liability company.
SEVENTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.
IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 30th day of December, A.D., 2022

By:	/s/ Stewart Armstrong
Authorized Officer
Name:	Stewart Armstrong
Print or Type
Title:	Chief Financial Officer

State of Delaware Secretary of State Division of Corporation Delivered 11:17 AM 12/30/2022 FILED 11:17 AM 12/30/2022 SR 20224415765 - File Number 6602535

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC CORPORATION AND
FOREIGN LIMITED LIABILITY COMPANY
Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:
FIRST: The name of the surviving corporation is Mission Cloud Services, Inc., a Delaware Corporation, and the name of the limited liability company being merged into this surviving corporation is Reliam, LLC a (list jurisdiction) California limited liability company.
SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by the surviving corporation and the merging limited liability company.
THIRD: The name of the surviving corporation is Mission Cloud Services,Inc..
FOURTH: The merger is to become effective on December 31, 2022 at 11:59PM.
FIFTH: The Agreement of Merger is on file at 4470 West Sunset Blvd
PMB 94146, Suite 107, Los Angeles, CA 90027, the place of business of the surviving corporation.
SIXTH: A copy of the Agreement of Merger will be furnished by the corporation on request, without cost, to any stockholder of any constituent corporation or member of any constituent limited liability company.
SEVENTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.
IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the 30th day of December, A.D., 2022.

By:	/s/ Stewart Armstrong
Authorized Officer
Name:	Stewart Armstrong
Print or Type
Title:	Chief Financial Officer

State of Delaware Secretary of State Division of Corporation Delivered 11:21 AM 12/30/2022 FILED 11:21 AM 12/30/2022 SR 20224415767 - File Number 6602535

State of Delaware Secretary of State Division of Corporations Delivered 11:24 AM 12/30/2022 FILED 11:24 AM 12/30/2022 SR 20224415768 - File Number 6602535

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC CORPORATIONS
Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:
FIRST: The name of the surviving corporation is Mission Cloud Services, Inc.    , and the name of the corporation being merged into this surviving corporation is Stratalux, Inc.    .
SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.
THIRD: The name of the surviving corporation is     Mission Cloud Services, Inc.      a Delaware corporation.
FOURTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.
FIFTH: The merger is to become effective on December 31, 2022 at 11:59PM.
SIXTH: The Agreement of Merger is on file at     4470 West Sunset Blvd, Suite 107        PMB 94146 , Los Angeles, CA 90027      , the place of business of the surviving corporation.
SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.
IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be
signed by an authorized officer, the 30th day of     December, A.D., 2022.

By:	/s/ Stewart Armstrong
Authorized Officer
Name:	Stewart Armstrong
Print or Type
Title:	Chief Financial Officer